EX-99.23(h)(16)

Amendment
to
Administration Agreement
Between
JNL Investors Series Trust
and
Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (“Administrator”), and JNL Investors Series Trust, a Massachusetts business trust (“Trust”).

Whereas, the Administrator and the Trust entered into an Administration Agreement dated as of December 3, 2007 (“Agreement”), whereby the Administrator agreed to provide certain administrative services to the investment portfolios (“Funds”) of JNL Investors Series Trust (“Trust”).

Whereas, pursuant to the liquidation of certain Funds from the Trust, the following Funds need to be removed from the Agreement:

Jackson Perspective Core Equity Fund
Jackson Perspective Large Cap Value Fund
Jackson Perspective Mid Cap Value Fund
Jackson Perspective Small Cap Value Fund
Jackson Perspective Asia Pacific ex-Japan Bond Fund
Jackson Perspective Asia ex-Japan Fund
Jackson Perspective Asia ex-Japan Infrastructure Fund
Jackson Perspective China-India Fund
Jackson Perspective Emerging Asia ex-Japan Fund
Jackson Perspective Japan Fund
Jackson Perspective Asian Pacific Real Estate Fund
Jackson Perspective European 30 Fund
Jackson Perspective Pacific Rim 30 Fund
Jackson Perspective Global Basics Fund
Jackson Perspective Global Leaders Fund
Jackson Perspective Pan European Fund

The parties further agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated July 15 2009, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated July 15, 2009, attached hereto.

This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of this 15th day of July, 2009.

Jackson National Asset Management, LLC	JNL Investors Series Trust

By: /s/ Mark D. Nerud	By: /s/ Susan S. Rhee
Name: Mark D. Nerud	Name: Susan S. Rhee
Title: President	Title: Vice President, Counsel & Secretary

Schedule A
Dated July 15, 2009

Fund	Class(es)
Jackson Perspective 5 Fund	Class A, Class C

Jackson Perspective Index 5 Fund	Class A, Class C

Jackson Perspective Money Market Fund	Class A

Jackson Perspective Optimized 5 Fund	Class A, Class C

Jackson Perspective S&P 4 Fund	Class A, Class C

Jackson Perspective 10 x 10 Fund	Class A, Class C

Jackson Perspective Total Return Fund	Class A, Class C

Jackson Perspective VIP Fund	Class A, Class C

JNL Money Market Fund	Institutional Class

Schedule B
Dated July 15, 2009

Funds	Fee

Jackson Perspective 5 Fund (Class A)	0.10%
Jackson Perspective 5 Fund (Class C)	0.10%

Jackson Perspective Index 5 Fund (Class A)	0.10%
Jackson Perspective Index 5 Fund (Class C)	0.10%

Jackson Perspective Money Market Fund (Class A)	0.10%

Jackson Perspective Optimized 5 Fund (Class A)	0.10%
Jackson Perspective Optimized 5 Fund (Class C)	0.10%

Jackson Perspective S&P 4 Fund (Class A)	0.10%
Jackson Perspective S&P 4 Fund (Class C)	0.10%

Jackson Perspective 10 x 10 Fund (Class A)	0.00%
Jackson Perspective 10 x 10 Fund (Class C)	0.00%

Jackson Perspective Total Return Fund (Class A)	0.10%
Jackson Perspective Total Return Fund (Class C)	0.10%

Jackson Perspective VIP Fund (Class A)	0.10%
Jackson Perspective VIP Fund (Class C)	0.10%

JNL Money Market Fund (Institutional Class)	0.00%